EXHIBIT 11

                                 FURON COMPANY

                      COMPUTATION OF NET INCOME PER SHARE


                                                              YEARS ENDED
                                             ---------------------------------------------
                                              JANUARY 28,      JANUARY 29,     JANUARY 30,
                                                 1995             1994            1993
                                             ---------------------------------------------
PRIMARY INCOME PER SHARE
- ------------------------
  Earnings
    Net income                               $ 11,438,000      $ 8,170,000     $ 7,257,000
                                             ============      ===========     ===========

  Shares
    Weighted average
    number of common
    shares outstanding                          8,674,135        8,615,289       8,519,774

    Shares issuable from
    assumed exercise of stock
    options                                       318,791          243,911         161,832
                                             ------------      -----------     -----------
    Average shares as adjusted                  8,992,926        8,859,200       8,681,606
                                             ============      ===========     ===========
  Primary income per share                   $       1.27      $       .92     $       .84
                                             ============      ===========     ===========


FULLY DILUTED INCOME PER SHARE
- ------------------------------
  Earnings
    Net income                               $ 11,438,000      $ 8,170,000     $ 7,257,000
                                             ============      ===========     ===========
  Shares
    Weighted average
    number of common shares
    outstanding                                 8,674,135        8,615,289       8,519,774

    Shares issuable from
    assumed exercise of stock
    options                                       443,300          243,911         161,832
                                             ------------      -----------     -----------
    Average shares as adjusted
    for full dilution                           9,117,435        8,859,200       8,681,606
                                             ============      ===========     ===========
Fully diluted income
per share                                    $       1.25      $       .92     $       .84
                                             ============      ===========     ===========


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